JOINT FILER INFORMATION


NAME:                           Marla L. Schaefer
ADDRESS:                        c/o Claire's Stores, Inc.
                                3 S.W. 129th Avenue
                                Miami, FL 33027

DESIGNATED FILER:               E. Bonnie Schaefer

ISSUER AND TICKER SYMBOL:       Claire's Stores, Inc. ("CLE")

DATE OF EVENT REQUIRING
STATEMENT:                      December 20, 2004





/s/Marla L. Schaefer
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Marla L. Schaefer